UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2017

CHINA GREEN AGRICULTURE, INC.

(Exact name of Registrant as specified in charter)

Nevada	001-34260	36-3526027
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3rd Floor, Borough A, Block A.

No.181 South Taibai Road

Xi’an, Shaanxi Province

People’s Republic of China 710065

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: +86-29-88266368

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2017, the Company learned that Mr. Tao Li, its Chairman, Chief Executive Officer (“CEO”), and founder, had passed away unexpectedly on December 15, 2017. The entire management team and his fellow directors were greatly saddened by Mr. Tao Li’s passing, and will deeply miss his incredible leadership, professionalism and judgment, and his warm collegiality.  Mr. Tao Li founded Xi’an TechTeam Industry (Group) Co., Ltd. in 1996, and founded Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd., our wholly-owned subsidiary (“Jinong”) in 2000. As the founder of our Company, Mr. Li had been critical to our success and his experience had brought to the Board of Directors incredible leadership and entrepreneurial vision to successfully navigate the Company in the markets and build its growth trajectory in the industry. Mr. Tao Li will be remembered for his steadfast and esteemed service, and it is with heartfelt admiration and appreciation that the Board thanks him for his terrific and invaluable contributions.

Effective as of December 18, 2017, the Company’s Board of Directors appointed the Company’s President, Mr. Zhuoyu Li, as its new Chairman and CEO. Led by Mr. Zhuoyu Li, the Company’s Board of Directors has been engaged in undertaking the succession.

The Board has determined that Mr. Zhuoyu Li is the best fit to succeed the positions from the passing of his father, given his business education, agriculture background, and executive experience in the company.

There are no arrangements or understandings between Mr. Zhuoyu Li and any other persons pursuant to which he was selected as the Chairman of the Board of Directors and CEO. Except for Mr. Tao Li and Mr. Zhuoyu Li, who are father and son, there is no other family relationship between Mr. Zhuoyu Li and any other directors or executive officers in the Company, whether former or current. Mr. Zhuoyu Li has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Concurrent with his succession as the Company’s Chairman and CEO, Mr. Zhuoyu Li resigned from his post as the Company’s Chief Financial Officer. On December 19, 2017, the Board of Directors promoted the Company’s Senior Vice President of Finance, Mr. Yongcheng Yang, as the Company’s Chief Financial Officer (“CFO”), effective December 19, 2017. As the new CFO, Mr. Yang will lead and oversee accounting, financial reporting, internal audit, and tax areas for the Company.

Mr. Yongcheng Yang, aged 53, has been the Company’s Senior Vice President of Finance since January 2016. Before that, Mr. Yang had served as the chief financial officer of the Company’s wholly-owned subsidiary, Beijing Gufeng Chemical Products Co., Ltd. (“Gufeng”) since July 2010. Earlier, Mr. Yang had served various senior, and executive level positions in finance for the Company and the Company’s affiliate, Xi’an Techteam Investment Holding (Group) Co., Ltd, since 2002. Mr. Yang started his career in accounting and finance at Shaanxi Weidong Chemistry Co., Ltd from 1989 to 2002. Mr. Yang graduated from Xi’an Jiaotong University in 1989 with his Bachelor’s degree in accounting.

The Board has determined that Mr. Yang is qualified for the position considering his accounting education, career history, and management experience in the company and industry.

There are no arrangements or understandings between Mr. Yang and any other persons pursuant to which he was selected as the chief financial officer. There is no other family relationship between Mr. Yang and any director or executive officer of the Company. Mr. Yang has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company entered into an employment agreement (the “Employment Agreement”) with Mr. Yang dated and effective as of December 19, 2017.  Pursuant to the terms of the Employment Agreement, Mr. Yang will serve as our Chief Financial Officer for a term of one year at an annual salary of $180,000.  Mr. Yang is eligible for a yearly bonus at the discretion of our Board of Directors.  The Employment Agreement will be automatically extended for additional one-year terms unless either party provides a written notice of termination sixty (60) days prior to the end of the prior term. Either party may terminate the Employment Agreement upon thirty (30) days written notice, or, at our discretion, we may terminate the Employment Agreement immediately and substitute thirty (30) days salary in lieu of written notice.  In the event of a breach of the Employment Agreement by Mr. Yang, or in the event Mr. Yang is terminated for “cause” (as defined therein), the Employment Agreement may be terminated immediately without notice and without further payments.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following is filed as exhibits to this report:

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 19, 2017, between the Company and Mr. Yongcheng Yang.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2017	CHINA GREEN AGRICULTURE, INC.
(Registrant)

	By:	/s/ Zhuoyu Li
Zhuoyu Li
Chairman of the Board of Directors and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 19, 2017, between the Company and Mr. Yongcheng Yang.

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